Exhibit 99.1

PRESS RELEASE

Partners Bancorp Reports Results of Operations for the Fourth Quarter and Full Year 2022

SALISBURY, MD – February 22, 2023 – Partners Bancorp (NASDAQ: PTRS) (the “Company”), the parent company of The Bank of Delmarva (“Delmarva”), Seaford, Delaware, and Virginia Partners Bank (“Virginia Partners”), Fredericksburg, Virginia, reported net income attributable to the Company of $4.2 million, or $0.23 per diluted share, for the three months ended December 31, 2022, a $2.8 million or 187.9% increase when compared to net income attributable to the Company of $1.5 million, or $0.08 per diluted share, for the same period in 2021. For the twelve months ended December 31, 2022, the Company reported net income attributable to the Company of $13.6 million, or $0.76 per diluted share, a $6.2 million or 83.7% increase when compared to net income attributable to the Company of $7.4 million, or $0.42 per diluted share, for the same period in 2021.

On February 22, 2023, the Company and LINKBANCORP, Inc. (“LINK”) (NASDAQ: LNKB), parent company of LINKBANK, announced that they have entered into a definitive agreement and plan of merger pursuant to which the Company will merge into LINK, with LINK surviving, and following which Delmarva and Virginia Partners will each successively merge with and into LINKBANK, with LINKBANK surviving. Upon completion of the transaction, the Company’s shareholders will own approximately 56% and LINK shareholders, inclusive of shares issued in a concurrent private placement of common stock by LINK, will own approximately 44% of the combined company. The mergers are subject to receiving the requisite approval of the Company’s and LINK’s stockholders, receipt of all required regulatory approvals, and fulfillment of other customary closing conditions.

As previously disclosed, on November 9, 2022, the Company and OceanFirst Financial Corp. (“OceanFirst”) entered into a Mutual Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, the parties mutually agreed to terminate the Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 4, 2021 and transactions completed thereby. Each party will bear its own costs and expenses in connection with the terminated transaction, and neither party will pay a termination fee in connection with the termination of the Merger Agreement. The Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the Merger Agreement and the terminated transaction.

Also as previously disclosed, on January 24, 2023, the Company’s board of directors declared a cash dividend of $0.04 per share, which was paid on February 15, 2023, to holders of record of its common stock as of the close of business on February 8, 2023.

The Company’s results of operations for the three months ended December 31, 2022 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to decreases in average interest-bearing deposit and borrowings balances and lower rates paid on each, an increase in average loan balances and yields earned, an increase in yields earned on average cash and cash equivalents balances, and an increase in average investment securities balances and yields earned, which were partially offset by a decrease in average cash and cash equivalents balances and lower net loan fees earned related to the forgiveness of loans originated and funded under the Paycheck Protection Program (“PPP”) of the Small Business Administration;

•	A higher net interest margin (tax equivalent basis); and

•	Lower expenses associated with the Company’s terminated merger with OceanFirst, including recording no accelerated stock-based compensation expense during the three months ended December 31, 2022 as compared to recording $896 thousand in accelerated stock-based compensation expense during the same period of 2021 related to the accelerated vesting of restricted stock awards, which accelerated vesting was subject to the prior approval of the Company and was not contingent on the closing of the merger, and incurring $680 thousand in merger related expenses during the three months ended December 31, 2022 as compared to $979 thousand during the same period of 2021.

Negative Impacts:

•	Recording a provision for credit losses as compared to a (reversal of) credit losses for the same period of 2021 due primarily to organic loan growth, which was partially offset by the current economic environment and the milder impact of the COVID-19 pandemic compared to December 31, 2021;

•	Recording no gains on sales and calls of investment securities during the three months ended December 31, 2022;

•	Recording losses on sales of other assets during the three months ended December 31, 2022;

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva; and

•	Recording no gains or operating expenses on other real estate owned during the three months ended December 31, 2022.

The Company’s results of operations for the twelve months ended December 31, 2022 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to lower average balances of and rates paid on interest-bearing deposits, a decrease in average borrowings balances, an increase in average loan balances, an increase in yields earned on average cash and cash equivalents balances, and an increase in average investment securities balances and yields earned, which were partially offset by lower average balances of cash and cash equivalents, lower loan yields due to lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP, and an increase in rates paid on average borrowings balances;

•	A higher net interest margin (tax equivalent basis);

•	A significantly lower provision for credit losses due to the current economic environment and the milder impact of the COVID-19 pandemic compared to December 31, 2021, which was partially offset by organic loan growth;

•	Lower expenses associated with the Company’s terminated merger with OceanFirst, including recording no accelerated stock-based compensation expense during the twelve months ended December 31, 2022 as compared to recording $896 thousand in accelerated stock-based compensation expense during the same period of 2021 related to the accelerated vesting of restricted stock awards, which accelerated vesting was subject to the prior approval of the Company and was not contingent on the closing of the merger, and incurring $1.4 million in merger related expenses during the twelve months ended December 31, 2022 as compared to $979 thousand during the same period of 2021; and

•	Recording gains on other real estate owned as compared to losses for the same period of 2021.

Negative Impacts:

•	Recording losses on sales and calls of investment securities as compared to gains for the same period of 2021;

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Recording losses on sales of other assets as compared to gains for the same period of 2021; and

•	Expenses associated with Virginia Partners’ new key hires and expansion into the Greater Washington market, including opening its new full-service branch and commercial banking office in Reston, Virginia during the third quarter of 2021, and Delmarva opening its new full-service branch at 26th Street in Ocean City, Maryland during the second quarter of 2021.

For the three months ended December 31, 2022, the Company’s annualized return on average assets, annualized return on average equity and efficiency ratio were 1.03%, 12.52% and 63.68%, respectively, as compared to 0.35%, 4.19% and 87.37%, respectively, for the same period in 2021.

For the twelve months ended December 31, 2022, the Company’s return on average assets, return on average equity and efficiency ratio were 0.82%, 10.04% and 68.16%, respectively, as compared to 0.46%, 5.44% and 76.95%, respectively, for the same period in 2021.

The increase in net income attributable to the Company for the three months ended December 31, 2022, as compared to the same period in 2021, was driven by an increase in net interest income and lower other expenses, and was partially offset by a higher provision for credit losses, a decrease in other income and higher federal and state income taxes.

The increase in net income attributable to the Company for the twelve months ended December 31, 2022, as compared to the same period in 2021, was driven by an increase in net interest income, a lower provision for credit losses, and lower other expenses, and was partially offset by a decrease in other income and higher federal and state income taxes.

John W. Breda, the Company’s President and Chief Executive Officer, commented, “As we announce a transformational merger of equals, I am very pleased with our strong finish to 2022, despite the impact of merger related expenses related to the terminated merger with OceanFirst.  During 2022, the Company generated loan growth of 10.4%, and finished the year maintaining strong asset quality.  As a company, we have continued to focus on expanding and attracting new relationships in our existing and expansion markets and to improve our funding mix and cost.  As a result of these efforts, the Company generated non-interest bearing demand deposit growth of 7.1% during the year ended December 31, 2022, which now represents 39.5% of total deposits at December 31, 2022 as compared to 34.2% of total deposits at December 31, 2021. We continue to be pleased with the Company’s expansion into the Greater Washington market, which as of December 31, 2022, has added $119.1 million in net loans and $102.4 million in total deposits, including $70.4 million in non-interest bearing demand deposits.  During 2022, our net interest margin improved by 0.46%, compared to 2021, and the net interest margin for the fourth quarter of 2022 improved by 0.51% when compared to the third quarter of 2022.  The Company experienced improvement in its overall cost of funds for the year ended December 31, 2022 as compared to 2021, although we did have a slight increase during the fourth quarter when compared to the third quarter of 2022.  Given the projected impact of rising market interest rates, competition for deposits and increased borrowing costs, the Company expects that it will see an increase in its overall cost of funds during 2023.”

Interest Income and Expense – Three Months Ended December 31, 2022 and 2021

Net interest income and net interest margin

Net interest income in the fourth quarter of 2022 increased by $4.5 million, or 37.8%, when compared to the fourth quarter of 2021. The Company’s net interest margin (tax equivalent basis) increased to 4.15%, representing an increase of 117 basis points for the three months ended December 31, 2022 as compared to the same period in 2021. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of and yields earned on loans and investment securities, higher yields earned on average interest bearing deposits in other financial institutions and federal funds sold, and lower average balances of and rates paid on interest-bearing liabilities, which were partially offset by lower average balances of interest bearing deposits in other financial institutions and federal funds sold. Total interest income increased by $4.2 million, or 30.0%, for the three months ended December 31, 2022, while total interest expense decreased by $321 thousand, or 15.9%, both as compared to the same period in 2021.

The most significant factors impacting net interest income during the three month period ended December 31, 2022 were as follows:

Positive Impacts:

•	Increases in average loan balances, primarily due to organic loan growth, and higher loan yields, primarily due to repricing of variable rate loans and higher average yields on new loan originations, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP and pay-offs of higher yielding fixed rate loans;

•	Increases in average investment securities balances and higher investment securities yields, primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, lower accelerated pre-payments on mortgage-backed investment securities and higher interest rates over the comparable periods, partially offset by calls on higher yielding investment securities in the previously low interest rate environment;

•	Decrease in average interest bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth and higher investment securities balances, and higher yields on each due to higher interest rates over the comparable periods;

•	Decrease in average interest-bearing deposit balances and lower rates paid, primarily due to scheduled maturities of time deposits that were not replaced and competitive pressures in the higher interest rate environment, partially offset by organic deposit growth in money market and savings accounts, and lower rates paid on average time deposits; and

•	Decrease in average borrowings balances and lower rates paid, primarily due to a decrease in the average balance of Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Loans

Average loan balances increased by $106.2 million, or 9.5%, and average yields earned increased by 0.31% to 4.99% for the three months ended December 31, 2022, as compared to the same period in 2021. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $66.0 million related to Virginia Partners’ recent expansion into the Greater Washington market, which was partially offset by the forgiveness of loans originated and funded under the PPP. The increase in average yields earned was primarily due to repricing of variable rate loans and higher average yields on new loan originations, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP and pay-offs of higher yielding fixed rate loans. Total average loans were 78.0% of total average interest-earning assets for the three months ended December 31, 2022, compared to 70.3% for the three months ended December 31, 2021.

Investment securities

Average total investment securities balances increased by $22.8 million, or 17.4%, and average yields earned increased by 0.51% to 2.50% for the three months ended December 31, 2022, as compared to the same period in 2021. The increases in average total investment securities balances and average yields earned was primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, lower accelerated pre-payments on mortgage-backed investment securities and higher interest rates over the comparable periods, partially offset by calls on higher yielding investment securities in the previously low interest rate environment. During the fourth quarter of 2021, accelerated pre-payments on mortgage-backed investment securities caused the premiums paid on these investment securities to be amortized into expense on an accelerated basis thereby reducing income and yield earned. Total average investment securities were 9.8% of total average interest-earning assets for the three months ended December 31, 2022, compared to 8.3% for the three months ended December 31, 2021.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $82.0 million, or 8.8%, and average rates paid decreased by 0.05% to 0.56% for the three months ended December 31, 2022, as compared to the same period in 2021, primarily due to scheduled maturities of time deposits that were not replaced and competitive pressures in the higher interest rate environment, partially offset by organic deposit growth in money market and savings accounts, including average growth of approximately $12.1 million in interest-bearing deposits related to Virginia Partners’ recent expansion into the Greater Washington market, and a decrease in the average rate paid on time deposits.

Borrowings

Average total borrowings decreased by $3.6 million, or 7.3%, and average rates paid decreased by 0.45% to 4.10% for the three months ended December 31, 2022, as compared to the same period in 2021. The decrease in average total borrowings balances and rates paid was primarily due to a decrease in the average balance of Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Interest Income and Expense – Twelve Months Ended December 31, 2022 and 2021

Net interest income and net interest margin

Net interest income during the twelve months ended December 31, 2022 increased by $9.6 million, or 20.6%, when compared to the twelve months ended December 31, 2021. The Company’s net interest margin (tax equivalent basis) increased to 3.51%, representing an increase of 46 basis points for the twelve months ended December 31, 2022 as compared to the same period in 2021. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of loans, higher average balances of and yields earned on investment securities, higher yields earned on average interest bearing deposits in other financial institutions and federal funds sold, and lower average balances of and rates paid on average interest-bearing liabilities, which were partially offset by a decrease in the yields earned on average loans, and lower average balances of interest bearing deposits in other financial institutions and federal funds sold. Total interest income increased by $7.3 million, or 13.2%, for the twelve months ended December 31, 2022, while total interest expense decreased by $2.3 million, or 25.3%, both as compared to the same period in 2021.

The most significant factors impacting net interest income during the twelve months ended December 31, 2022 were as follows:

Positive Impacts:

•	Increases in average loan balances, primarily due to organic loan growth, which was partially offset by the forgiveness of loans originated and funded under the PPP;

•	Increases in average investment securities balances and higher investment securities yields, primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, lower accelerated pre-payments on mortgage-backed investment securities and higher interest rates over the comparable periods, partially offset by calls on higher yielding investment securities in the previously low interest rate environment;

•	Decrease in average interest bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth and higher investment securities balances, and higher yields on each due to higher interest rates over the comparable periods;

•	Decrease in average interest-bearing deposit balances and lower rates paid, primarily due to scheduled maturities of time deposits that were not replaced and competitive pressures in the higher interest rate environment, partially offset by organic deposit growth in interest bearing demand, money market and savings accounts, and lower rates paid on average interest bearing demand, money market, savings and time deposits; and

•	Decrease in average borrowings balances, primarily due to a decrease in the average balance of Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments, a decrease in average borrowings at the Federal Reserve Bank Discount Window under the PPP Liquidity Facility in which the loans under the PPP originated by the Company were previously pledged as collateral, the early redemption of $2.0 million in subordinated notes payable, net, in early July 2021, and offset by higher rates paid. The increase in average rates paid was primarily due to the decreases in the average balances of Federal Home Loan Bank advances and borrowings at the Federal Reserve Bank Discount Window under the PPP Liquidity Facility, both of which were lower cost interest-bearing liabilities, partially offset by the early redemption of subordinated notes payable, which was a higher cost interest-bearing liability.

Negative Impacts:

•	Lower loan yields, primarily due to lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP and pay-offs of higher yielding fixed rate loans, which were partially offset by repricing of variable rate loans and higher average yields on new loan originations.

Loans

Average loan balances increased by $82.5 million, or 7.6%, and average yields earned decreased by 0.11% to 4.74% for the twelve months ended December 31, 2022, as compared to the same period in 2021. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $57.0 million related to Virginia Partners’ recent expansion into the Greater Washington market, which was partially offset by the forgiveness of loans originated and funded under the PPP. The decrease in average yields earned was primarily due to lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP and pay-offs of higher yielding fixed rate loans, which were partially offset by the repricing of variable rate loans and higher average yields on new loan originations. Total average loans were 73.2% of total average interest-earning assets for the twelve months ended December 31, 2022, compared to 71.2% for the twelve months ended December 31, 2021.

Investment securities

Average total investment securities balances increased by $17.7 million, or 13.6%, and average yields earned increased by 0.39% to 2.28% for the twelve months ended December 31, 2022, as compared to the same period in 2021. The increases in average total investment securities balances and average yields earned was primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, lower accelerated pre-payments on mortgage-backed investment securities and higher interest rates over the comparable periods, partially offset by calls on higher yielding investment securities in the previously low interest rate environment. During the twelve months ended December 31, 2021, accelerated pre-payments on mortgage-backed investment securities caused the premiums paid on these investment securities to be amortized into expense on an accelerated basis thereby reducing income and yield earned. Total average investment securities were 9.2% of total average interest-earning assets for the twelve months ended December 31, 2022, compared to 8.5% for the twelve months ended December 31, 2021.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $8.3 million, or 0.9%, and average rates paid decreased by 0.21% to 0.52% for the twelve months ended December 31, 2022, as compared to the same period in 2021, primarily due to scheduled maturities of time deposits that were not replaced and competitive pressures in the higher interest rate environment, partially offset by organic deposit growth, including average growth of approximately $18.4 million in interest-bearing deposits related to Virginia Partners’ recent expansion into the Greater Washington market, and a decrease in the average rate paid on interest bearing demand, money market, savings and time deposits.

Borrowings

Average total borrowings decreased by $10.3 million, or 17.6%, and average rates paid increased by 0.31% to 4.04% for the twelve months ended December 31, 2022, as compared to the same period in 2021. The decrease in average total borrowings balances was primarily due to a decrease in the average balance of Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments, a decrease in average borrowings at the Federal Reserve Bank Discount Window under the PPP Liquidity Facility in which the loans under the PPP originated by the Company were previously pledged as collateral, and the early redemption of $2.0 million in subordinated notes payable, net, in early July 2021. The increase in average rates paid was primarily due to the decreases in the average balances of Federal Home Loan Bank advances and borrowings at the Federal Reserve Bank Discount Window under the PPP Liquidity Facility, which were lower cost interest-bearing liabilities, partially offset by the early redemption of subordinated notes payable, which was a higher cost interest-bearing liability.

Provision for (Reversal of) Credit Losses

The provision for credit losses in the fourth quarter of 2022 was $545 thousand, an increase of $790 thousand, or 322.7%, when compared to the (reversal of) credit losses of $245 thousand in the fourth quarter of 2021. The increase in the provision for credit losses during the three months ended December 31, 2022, as compared to the same period of 2021, was primarily due to organic loan growth and loans acquired in the Virginia Partners acquisition that have converted from acquired to originated status, which were partially offset by a reduction of qualitative adjustment factors that had previously been increased in the allowance for credit losses related to the COVID-19 pandemic and the uncertainty in the economic environment and lower net charge-offs. The provision for credit losses during the twelve months ended December 31, 2022 was $1.3 million, a decrease of $975 thousand, or 42.0%, when compared to the provision for credit losses of $2.3 million during the twelve months ended December 31, 2021. The decrease in the provision for credit losses during the twelve months ended December 31, 2022, as compared to the same period of 2021, was primarily due to a reduction of qualitative adjustment factors that had previously been increased in the allowance for credit losses related to the COVID-19 pandemic and the uncertainty in the economic environment, and the reversal of a specific reserve on one loan relationship due to a large principal curtailment and improved performance, which were partially offset by higher net charge-offs, loans acquired in the Virginia Partners acquisition that have converted from acquired to originated status, and organic loan growth.

The provision for credit losses during the three and twelve months ended December 31, 2022, as well as the allowance for credit losses as of December 31, 2022, represents management’s best estimate of the impact of current economic trends, including the impact of the COVID-19 pandemic, on the ability of the Company’s borrowers to repay their loans. Management continues to carefully assess the exposure of the Company’s loan portfolio to COVID-19 pandemic related factors, economic trends and their potential effect on asset quality. As of December 31, 2022, the Company’s delinquencies and nonperforming assets had not been materially impacted by the COVID-19 pandemic. In addition, as of December 31, 2022, all of the loan balances that were approved by the Company, on a consolidated basis, for loan payment deferrals or payments of interest only have either resumed regular payments or have been paid off.

Other Income

Other income in the fourth quarter of 2022 decreased by $563 thousand, or 31.7%, when compared to the fourth quarter of 2021. Key changes in the components of other income for the three months ended December 31, 2022, as compared to the same period in 2021, are as follows:

•	Service charges on deposit accounts increased by $27 thousand, or 11.4%, due primarily to increases in overdraft fees as a result of the easing of restrictions and the lifting of lockdowns in the Company’s markets of operation and Virginia Partners no longer automatically waiving overdraft fees which was previously done in an effort to provide all necessary financial support and services to its customers and communities, both as related to the ongoing COVID-19 pandemic as compared to the same period of 2021;

•	Gains on sales and calls of investment securities decreased by $5 thousand, or 100.0%, due primarily to Virginia Partners recording no gains on sales or calls of investment securities during the fourth quarter of 2022, as compared to recording $5 thousand in gains on sales or calls of investment securities during the same period of 2021;

•	(Losses) on sales of other assets increased by $26 thousand, or 100.0%, due primarily to Delmarva recording losses on the disposal of certain assets in connection with the closing of its North Ocean City, Maryland branch;

•	Mortgage banking income decreased by $415 thousand, or 59.8%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2021; and

•	Other income decreased by $144 thousand, or 17.1%, due primarily to lower mortgage division fees at Delmarva, Virginia Partners recording lower fees from its participation in a loan hedging program with a correspondent bank, and decreases in debit card income, which were partially offset by increases in ATM fees.

Other income for the twelve months ended December 31, 2022 decreased by $3.1 million, or 37.5%, when compared to the twelve months ended December 31, 2021. Key changes in the components of other income for the twelve months ended December 31, 2022, as compared to the same period in 2021, are as follows:

•	Service charges on deposit accounts increased by $178 thousand, or 22.0%, due primarily to increases in overdraft fees as a result of the easing of restrictions and the lifting of lockdowns in the Company’s markets of operation and Virginia Partners no longer automatically waiving overdraft fees which was previously done in an effort to provide all necessary financial support and services to its customers and communities, both as related to the ongoing COVID-19 pandemic as compared to the same period of 2021;

•	(Losses) gains on sales and calls of investment securities decreased by $33 thousand, or 119.4%, due primarily to Virginia Partners recording losses of $5 thousand on sales or calls of investment securities during the twelve months ended December 31, 2022, as compared to recording gains of $25 thousand on sales or calls of investment securities during the same period of 2021. In addition, during the twelve months ended December 31, 2021, Delmarva recorded gains of $3 thousand on sales or calls of investment securities, as compared to recording no gains on sales or calls of investment securities during the same period of 2022;

•	Impairment (loss) on restricted stock increased from zero to $1 thousand, due primarily to Virginia Partners recording the final write-down of its investment in Maryland Financial Bank, which had been going through an orderly liquidation;

•	Mortgage banking income decreased by $2.5 million, or 67.3%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2021;

•	(Losses) gains on sales of other assets decreased by $27 thousand, or 1,944.1%, as a result of Delmarva recording losses of $26 thousand on the disposal of certain assets in connection with the closing of its North Ocean City, Maryland branch during the fourth quarter of 2022, as compared to Delmarva recording a gain of $1 thousand on the sale of its VISA credit card portfolio during the first quarter of 2021; and

•	Other income decreased by $708 thousand, or 19.0%, due primarily to lower mortgage division fees at Delmarva, Virginia Partners recording lower fees from its participation in a loan hedging program with a correspondent bank, and decreases in ATM fees and debit card income, which were partially offset by Delmarva recording higher earnings on bank owned life insurance policies due to additional purchases made in 2021.

Other Expenses

Other expenses in the fourth quarter of 2022 decreased by $745 thousand, or 6.2%, when compared to the fourth quarter of 2021. Key changes in the components of other expenses for the three months ended December 31, 2022, as compared to the same period in 2021, are as follows:

•	Salaries and employee benefits decreased by $873 thousand, or 13.3%, primarily due to recording no accelerated stock-based compensation expense during the three months ended December 31, 2022 as compared to recording $896 thousand in accelerated stock-based compensation expense during the same period of 2021 related to the accelerated vesting of restricted stock awards, which accelerated vesting was subject to the prior approval of the Company and was not contingent on the closing of the merger with OceanFirst, decreases related to staffing changes, a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC, and lower payroll taxes, which were partially offset by merit increases and higher expenses related to benefit costs and bonus accruals;

•	Premises and equipment increased by $64 thousand, or 4.7%, primarily due to higher expenses related to repairs and maintenance, software amortization and maintenance contracts, which were partially offset by lower expenses from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC;

•	Amortization of core deposit intangible decreased by $20 thousand, or 13.7%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	(Gains) and operating expenses on other real estate owned, net decreased by $13 thousand, or 100.0%, primarily due to no gains on sales or expenses being recorded during the fourth quarter of 2022, as compared to a gain on the sale of one property and expenses being recorded during the fourth quarter of 2021;

•	Merger related expenses decreased by $299 thousand, or 30.5%, primarily due to lower legal fees and other costs associated with the terminated merger with OceanFirst; and

•	Other expenses increased by $370 thousand, or 12.6%, primarily due to higher expenses related to legal, other professional fees, consulting, telephone and data circuits, director fees, audit and accounting fees, other losses, postage, loans, and debit/credit/merchant cards, which were partially offset by lower expenses related to advertising, data and item processing, printing and supplies, and travel and entertainment.

Other expenses for the twelve months ended December 31, 2022 decreased by $436 thousand, or 1.0%, when compared to the twelve months ended December 31, 2021. Key changes in the components of other expenses for the twelve months ended December 31, 2022, as compared to the same period in 2021, are as follows:

•	Salaries and employee benefits decreased by $889 thousand, or 3.8%, primarily due to recording no accelerated stock-based compensation expense during the twelve months ended December 31, 2022 as compared to recording $896 thousand in accelerated stock-based compensation expense during the same period of 2021 related to the accelerated vesting of restricted stock awards, which accelerated vesting was subject to the prior approval of the Company and was not contingent on the closing of the merger with OceanFirst, decreases related to staffing changes and a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC, which were partially offset by merit increases and higher expenses related to payroll taxes, benefit costs, and bonus accruals. In addition, salaries and employee benefits increased due to Virginia Partners’ new key hires and expansion into the Greater Washington market and Delmarva opening its new full-service branch at 26th Street in Ocean City, Maryland;

•	Premises and equipment increased by $568 thousand, or 11.1%, primarily due to increases related to Delmarva opening its new full-service branch at 26th Street in Ocean City, Maryland during the second quarter of 2021 and Virginia Partners opening its new full-service branch and commercial banking office in Reston, Virginia during the third quarter of 2021, and higher expenses related to repairs and maintenance, software amortization and maintenance contracts, which were partially offset by lower expenses related to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC, building security and purchased software, the cost of which did not qualify for capitalization;

•	Amortization of core deposit intangible decreased by $80 thousand, or 13.3%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	(Gains) losses and operating expenses on other real estate owned, net increased by $179 thousand, or 105.6%, primarily due to valuation adjustments being recorded on properties during the twelve months ended December 31, 2021 as compared to no valuation adjustments being recorded during the same period of 2022, and lower expenses related to other real estate owned;

•	Merger related expenses increased by $421 thousand, or 43.0%, primarily due to higher legal fees and other costs associated with the terminated merger with OceanFirst; and

•	Other expenses decreased by $277 thousand, or 2.3%, primarily due to lower expenses related to professional services, stationery, printing and supplies, director fees, correspondent bank services, legal, and other, which were partially offset by higher expenses related to postage and delivery, FDIC insurance assessments, marketing, ATM, and audit and related professional fees.

Federal and State Income Taxes

Federal and state income taxes for the three months ended December 31, 2022 increased by $1.2 million, or 298.6%, when compared to the three months ended December 31, 2021. This increase was due primarily to higher consolidated income before taxes, and lower earnings on tax-exempt income, primarily tax-exempt investment securities, which were partially offset by lower merger related expenses, which are typically non-deductible. For the three months ended December 31, 2022, the Company’s effective tax rate was approximately 27.5% as compared to 21.5% for the same period in 2021.

Federal and state income taxes for the twelve months ended December 31, 2022 increased by $2.3 million, or 100.8%, when compared to the twelve months ended December 31, 2021. This increase was due primarily to higher consolidated income before taxes, higher merger related expenses, which are typically non-deductible, and lower earnings on tax-exempt income, primarily tax-exempt investment securities. For the twelve months ended December 31, 2022, the Company’s effective tax rate was approximately 24.9% as compared to 23.3% for the same period in 2021.

Virginia Partners is not subject to Virginia state income tax, but instead pays Virginia franchise tax. The Virginia franchise tax paid by Virginia Partners is recorded in the “Other expenses” line item on the Consolidated Statements of Income for the three and twelve months ended December 31, 2022 and 2021.

Balance Sheet

Changes in key balance sheet components as of December 31, 2022 compared to December 31, 2021 were as follows:

•	Total assets as of December 31, 2022 were $1.57 billion, a decrease of $70.4 million, or 4.3%, from December 31, 2021. The key driver of this change was a decrease in cash and cash equivalents, which was partially offset by increases in investment securities available for sale, at fair value, and total loans held for investment;

•	Interest bearing deposits in other financial institutions as of December 31, 2022 were $103.9 million, a decrease of $194.0 million, or 65.1%, from December 31, 2021. Key drivers of this change were an increase in investment securities available for sale, at fair value, and total loan growth outpacing total deposit growth;

•	Federal funds sold as of December 31, 2022 were $23.0 million, a decrease of $5.0 million, or 18.0%, from December 31, 2021. Key drivers of this change were the aforementioned items noted in the analysis of interest bearing deposits in other financial institutions;

•	Investment securities available for sale, at fair value as of December 31, 2022 were $133.7 million, an increase of $11.6 million, or 9.5%, from December 31, 2021. Key drivers of this change were management of the investment securities portfolio in light of the Company’s liquidity needs, which was partially offset by two higher yielding investment securities being called, and an increase in unrealized losses on the investment securities available for sale portfolio as a result of increases in market interest rates;

•	Loans, net of unamortized discounts on acquired loans of $1.7 million as of December 31, 2022 were $1.23 billion, an increase of $115.7 million, or 10.4%, from December 31, 2021. The key driver of this change was an increase in organic growth, including growth of approximately $68.9 million in loans related to Virginia Partners’ recent expansion into the Greater Washington market, which was partially offset by forgiveness payments received of approximately $8.2 million under round two of the PPP. As of December 31, 2022, there were no loans under the PPP that were still outstanding;

•	Total deposits as of December 31, 2022 were $1.34 billion, a decrease of $103.3 million, or 7.2%, from December 31, 2021. Key drivers of this change were scheduled maturities of time deposits that were not replaced and significant outflows related to competitive pressures in the higher interest rate environment, which were partially offset by organic growth as a result of our continued focus on total relationship banking and Virginia Partners’ recent expansion into the Greater Washington market;

•	Total borrowings as of December 31, 2022 were $84.6 million, an increase of $35.4 million, or 71.9%, from December 31, 2021. The key driver of this change was an increase in short-term borrowings with the Federal Home Loan Bank due to the aforementioned items noted in the analysis of total deposits, which was partially offset by a decrease in long-term borrowings with the Federal Home Loan Bank resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments, and a decrease in Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC’s warehouse line of credit with another financial institution; and

•	Total stockholders’ equity as of December 31, 2022 was $139.3 million, a decrease of $2.0 million, or 1.4%, from December 31, 2021. Key drivers of this change were an increase in accumulated other comprehensive (loss), net of tax, and cash dividends paid to shareholders, which were partially offset by the net income attributable to the Company for the twelve months ended December 31, 2022, the proceeds from stock option exercises, and stock-based compensation expense related to restricted stock awards.

As of December 31, 2022, all of the capital ratios of Delmarva and Virginia Partners continue to exceed regulatory requirements, with total risk-based capital substantially above well-capitalized regulatory requirements.

Asset Quality

The asset quality measures depicted below continue to reflect the Company’s efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for credit losses.

The following table depicts the net charge-off activity for the three and twelve months ended December 31, 2022 and 2021:

Net Charge-off Activity	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in Thousands	2022	2021	2022	2021
Net charge-offs	$49	$131	$1,689	$870
Net charge-offs/Average loans*	0.02%	0.05%	0.14%	0.08%

* Annualized for the three months ended December 31, 2022 and 2021, respectively.

The following table depicts the level of the allowance for credit losses as of December 31, 2022 and December 31, 2021:

Allowance for Credit Losses

Dollars in Thousands	December 31, 2022	December 31, 2021
Allowance for credit losses	$14,315	$14,656
Allowance for credit losses/Period end loans	1.16%	1.31%
Allowance for credit losses/Nonaccrual loans	664.58%	163.55%
Allowance for credit losses/Nonperforming loans	650.98%	163.55%

The following table depicts the unamortized discounts on acquired loans related to the acquisitions of Liberty Bell Bank and Virginia Partners:

Unamortized Discounts on Acquired Loans

Dollars in Thousands	December 31, 2022	December 31, 2021
Unamortized discounts on acquired loans	$1,728	$2,329

The following table depicts the level of nonperforming assets as of December 31, 2022 and December 31, 2021:

Nonperforming Assets

Dollars in Thousands	December 31, 2022	December 31, 2021
Nonaccrual loans	$2,154	$8,961
Loans past due 90 days and accruing interest	$45	$-
Total nonperforming loans	$2,199	$8,961
Other real estate owned, net	$-	$837
Total nonperforming assets	$2,199	$9,798
Nonperforming assets/Total assets	0.14%	0.60%
Nonperforming assets/Total loans and other real estate owned, net	0.18%	0.88%

About Partners Bancorp

Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through eleven branch locations in Maryland and Delaware, and three branches, operating under the name Liberty Bell Bank, in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia, was founded in 2008 and has three branches in Fredericksburg, Virginia and operates a full service branch and commercial banking office in Reston, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. Virginia Partners Bank also owns a controlling stake in Johnson Mortgage Company, LLC, which is a residential mortgage company headquartered in Newport News, Virginia, with a branch office in Fredericksburg, Virginia. For more information, visit www.partnersbancorp.com, www.bankofdelmarvahb.com and www.vapartnersbank.com.

For further information, please contact John W. Breda, President and Chief Executive Officer, at 410-548-1100 x10233, Lloyd B. Harrison, III, Senior Executive Vice President, at 540-899-2234, J. Adam Sothen, Chief Financial Officer, at 540-322-5521, or Betsy Eicher, Chief Accounting Officer, at 667-253-2904.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Statements in this press release which express “belief,” “intention,” “expectation,” “potential” and similar expressions, or which use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “intend,” “should,” “could,” or similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this release may include, without limitation, statements related to the completion and benefits of the merger with LINK, statements related to the termination of the merger with OceanFirst, Mr. Breda’s statements regarding expected future financial performance, potential effects of the COVID-19 pandemic, strategic business initiatives including growth in the Greater Washington market and the anticipated effects thereof, margin expansion or compression, technology initiatives, asset quality, adequacy of allowances for credit losses and the level of future charge-offs, capital levels, the effect of future market and industry trends and the effects of future interest rate fluctuations. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: (1) the risk that the announced merger with LINK will not be completed or that the anticipated benefits thereof will not be realized, (2) potential adverse consequences related to the termination of the Merger Agreement with OceanFirst, (3) changes in interest rates, such as volatility in yields on U.S. Treasury bonds and increases or volatility in mortgage rates, and the impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolios, (4) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, and the effect of these policies on interest rates and business in our markets, (5) general business conditions, as well as conditions within the financial markets, including the impact thereon of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the military conflict between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto, (6) general economic conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, increases in unemployment levels and inflation, recession and slowdowns in economic growth, (7) changes in the value of securities held in the Company’s investment portfolios, (8) changes in the quality or composition of the loan portfolios and the value of the collateral securing those loans, (9) changes in the level of net charge-offs on loans and the adequacy of our allowance for credit losses, (10) demand for loan products, (11) deposit flows, (12) the strength of the Company’s counterparties, (13) competition from both banks and non-banks, (14) demand for financial services in the Company’s market areas, (15) reliance on third parties for key services, (16) changes in the commercial and residential real estate markets, (17) cyber threats, attacks or events, (18) expansion of Delmarva’s and Virginia Partners’ product offerings, (19) changes in accounting principles, standards, rules and interpretations, and elections by the Company thereunder, and the related impact on the Company’s financial statements, (20) potential claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic, (21) the effect of steps the Company takes in response to the COVID-19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that may emerge, the distribution and efficacy of vaccines, the impact of loosening or tightening of government restrictions, the pace of recovery as the pandemic subsides and the heightened impact it has on many of the risks described herein, (22) legislative or regulatory changes and requirements, and (23) the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternative reference rates. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission (“SEC”).

PARTNERS BANCORP

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
	(Unaudited)	*
ASSETS
Cash and due from banks	$14,677,774	$12,886,968
Interest bearing deposits in other financial institutions	103,921,732	297,901,913
Federal funds sold	22,989,879	28,039,854
Cash and cash equivalents	141,589,385	338,828,735
Investment securities available for sale, at fair value	133,656,642	122,020,826
Loans held for sale	1,314,125	4,064,312
Loans, less allowance for credit losses of $14,314,631 at December 31, 2022 and $14,655,654 at December 31, 2021	1,218,551,209	1,102,538,982
Accrued interest receivable	4,566,487	4,313,207
Premises and equipment, less accumulated depreciation	14,857,298	16,174,870
Restricted stock	6,512,350	4,869,456
Operating lease right-of-use assets	5,064,866	6,009,025
Finance lease right-of-use assets	1,550,156	1,687,059
Other investments	4,888,118	5,064,801
Deferred income taxes, net	7,864,084	4,715,128
Bank owned life insurance	18,706,260	18,254,339
Other real estate owned, net	-	837,000
Core deposit intangible, net	1,540,438	2,060,463
Goodwill	9,581,668	9,581,668
Other assets	4,369,410	3,960,109
Total assets	$1,574,612,496	$1,644,979,980

LIABILITIES
Deposits:
Non-interest bearing demand	$528,769,800	$493,913,054
Interest bearing demand	121,786,774	159,420,637
Savings and money market	431,538,080	410,286,409
Time	257,510,218	379,255,563
	1,339,604,872	1,442,875,663
Accrued interest payable on deposits	267,205	279,943
Short-term borrowings with the Federal Home Loan Bank	42,000,000	-
Long-term borrowings with the Federal Home Loan Bank	19,800,000	26,313,214
Subordinated notes payable, net	22,214,632	22,168,305
Other borrowings	613,423	755,403
Operating lease liabilities	5,464,727	6,372,332
Finance lease liabilities	2,005,685	2,125,347
Other liabilities	3,312,977	2,722,266
Total liabilities	1,435,283,521	1,503,612,473

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01, authorized 40,000,000 shares, issued and outstanding 17,973,724 as of December 31, 2022 and 17,941,604 as of December 31, 2021, including 18,669 nonvested shares as of December 31, 2022 and 28,000 nonvested shares as of December 31, 2021	179,551	179,136
Surplus	88,669,334	88,389,831
Retained earnings	62,854,235	51,304,840
Noncontrolling interest in consolidated subsidiaries	707,138	1,179,042
Accumulated other comprehensive (loss) income, net of tax	(13,081,283)	314,658
Total stockholders' equity	139,328,975	141,367,507
Total liabilities and stockholders' equity	$1,574,612,496	$1,644,979,980

* Derived from audited consolidated financial statements.

The amounts presented in the Consolidated Balance Sheets as of December 31, 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	December 31,
	2022	2021
INTEREST INCOME ON:
Loans, including fees	$15,348,317	$13,140,457
Investment securities:
Taxable	670,527	343,517
Tax-exempt	183,149	201,275
Federal funds sold	359,774	14,436
Other interest income	1,465,641	169,577
	18,027,408	13,869,262

INTEREST EXPENSE ON:
Deposits	1,214,534	1,442,019
Borrowings	486,150	579,926
	1,700,684	2,021,945

NET INTEREST INCOME	16,326,724	11,847,317
Provision for (reversal of) credit losses	545,000	(244,676)

NET INTEREST INCOME AFTER PROVISION FOR (REVERSAL OF) CREDIT LOSSES	15,781,724	12,091,993

OTHER INCOME:
Service charges on deposit accounts	262,221	235,414
Gains on sales and calls of investment securities	-	5,052
(Losses) on sales of other assets	(25,909)	-
Mortgage banking income	279,177	693,962
Other income	699,815	844,092
	1,215,304	1,778,520

OTHER EXPENSES:
Salaries and employee benefits	5,686,172	6,559,637
Premises and equipment	1,411,533	1,347,773
Amortization of core deposit intangible	125,079	144,968
(Gains) and operating expenses on other real estate owned, net	-	(13,410)
Merger related expenses	679,971	978,827
Other expenses	3,299,575	2,929,603
	11,202,330	11,947,398

INCOME BEFORE TAXES ON INCOME	5,794,698	1,923,115

Federal and state income taxes	1,597,973	400,934

NET INCOME	$4,196,725	$1,522,181
Net loss (income) attributable to noncontrolling interest	$20,161	$(57,560)
Net income attributable to Partners Bancorp	$4,216,886	$1,464,621

Earnings per common share:
Basic	$0.235	$0.082
Diluted	$0.234	$0.082

The amounts presented in these Consolidated Statements of Income for the three months ended December 31, 2022 and 2021 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
	2022	2021
	(Unaudited)	*
INTEREST INCOME ON:
Loans, including fees	$55,570,581	$52,757,430
Investment securities:
Taxable	2,189,425	1,100,995
Tax-exempt	727,938	862,643
Federal funds sold	792,859	58,736
Other interest income	3,379,828	573,153
	62,660,631	55,352,957

INTEREST EXPENSE ON:
Deposits	4,654,299	6,675,664
Borrowings	2,010,364	2,247,359
	6,664,663	8,923,023

NET INTEREST INCOME	55,995,968	46,429,934
Provision for credit losses	1,348,000	2,323,324

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	54,647,968	44,106,610

OTHER INCOME:
Service charges on deposit accounts	988,885	810,780
(Losses) gains on sales and calls of investment securities	(5,322)	27,378
Impairment (loss) on restricted stock	(1,182)	-
Mortgage banking income	1,228,519	3,759,450
(Losses) gains on sales of other assets	(25,909)	1,405
Other income	3,016,390	3,724,058
	5,201,381	8,323,071

OTHER EXPENSES:
Salaries and employee benefits	22,453,545	23,342,606
Premises and equipment	5,703,818	5,136,279
Amortization of core deposit intangible	520,025	599,582
(Gains) losses and operating expenses on other real estate owned, net	(9,515)	169,553
Merger related expenses	1,400,052	978,827
Other expenses	11,782,326	12,059,163
	41,850,251	42,286,010

INCOME BEFORE TAXES ON INCOME	17,999,098	10,143,671

Federal and state income taxes	4,511,904	2,247,477

NET INCOME	$13,487,194	$7,896,194
Net loss (income) attributable to noncontrolling interest	$127,800	$(483,857)
Net income attributable to Partners Bancorp	$13,614,994	$7,412,337

Earnings per common share:
Basic	$0.758	$0.417
Diluted	$0.757	$0.416

* Derived from audited consolidated financial statements.

The amounts presented in these Consolidated Statements of Income for the twelve months ended December 31, 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.